UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

Damora Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 29, 2026

Dear Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Damora Therapeutics, Inc. (the “Company” or “Damora Therapeutics”). The meeting will be held virtually on Wednesday, June 17, 2026 at 9:00 a.m. Eastern Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/DMRA2026, where you will be able to vote electronically and submit questions. You will need the 16-digit control number, which is located on your Notice of Internet Availability that you received in the mail and proxy card, to attend the Annual Meeting. We are utilizing a virtual-only meeting format in order to leverage technology to enhance stockholder access to the Annual Meeting by enabling attendance and participation from any location. We believe that the virtual-only meeting format enhances stockholder participation, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Annual Meeting Proxy Statement (the “Proxy Statement”). Only Damora Therapeutics, Inc. stockholders of record at the close of business on April 22, 2026, will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof.

At the Annual Meeting, the agenda includes the election of two Class III directors for a three-year term ending at our 2029 Annual Meeting of Stockholders; the approval, on an advisory basis, of the compensation paid to our named executive officers; an advisory vote on the frequency of future advisory votes to approve the compensation paid to our named executive officers; and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to stockholders via the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Instructions for accessing the proxy materials and voting are described below and in the Notice of Internet Availability that you received in the mail. Your vote is very important. Whether or not you plan to attend the Annual Meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet or, if you request to receive a printed set of the proxy materials, by telephone or by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the virtual meeting if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means, at your earliest convenience.

We hope that you will join us for the Annual Meeting on Wednesday, June 17, 2026. Your investment and continuing interest in the Company are very much appreciated.

Sincerely, /s/ Jennifer Jarrett
Jennifer Jarrett
President, Chief Executive Officer and Director

i

Damora Therapeutics, Inc.

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TIME:	9:00 a.m. Eastern Time
DATE:	Wednesday, June 17, 2026
PLACE:	The Annual Meeting will be conducted virtually at www.virtualshareholdermeeting.com/DMRA2026.
PURPOSES:

1. To elect Michael Landsittel and Cameron Turtle, D.Phil, as Class III members of the Board of Directors, to serve until the Company’s 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal;

2. To approve, on an advisory basis, the compensation paid to our named executive officers;

3. To conduct an advisory vote on the frequency of future advisory votes to approve the compensation paid to our named executive officers; and

4. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

RECORD DATE:	The Board of Directors has fixed the close of business on April 22, 2026 as the record date for determining stockholders entitled to notice of and to vote at the meeting.
MEETING ADMISSION:

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. In order to be able to attend the meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card, or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

VOTING BY PROXY:

If you are a stockholder of record, please vote via the Internet or, for shares held in street name, please vote in accordance with the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the meeting. If you are a stockholder of record, you may also vote by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

By order of the Board of Directors,

/s/ Jennifer Jarrett
Jennifer Jarrett President, Chief Executive Officer and Director

Waltham, Massachusetts
April 29, 2026

LEGAL MATTERS

Important Notice Regarding the Internet Availability of Proxy Materials for the Company’s Annual Meeting to be Held on June 17, 2026: This proxy statement, the accompanying proxy card or voting instruction card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”), are available to stockholders of record for reviewing, printing and downloading at www.proxyvote.com. A copy of our 2025 Annual Report, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Damora Therapeutics, Inc., 221 Crescent Street, Building 23, Suite 105, Waltham, MA 02453 Attention: Corporate Secretary. This proxy statement and our 2025 Annual Report are also available on the SEC’s website at www.sec.gov.

Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement are forward-looking statements, including statements about the Company’s Board of Directors, corporate governance practices, executive compensation program and equity compensation utilization. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results or outcomes to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

Use of Trademarks. Damora Therapeutics is the trademark of Damora Therapeutics, Inc. Other names and brands may be claimed as the property of others.

November 2025 Acquisition. On November 10, 2025, we acquired Damora Therapeutics, Inc. (“Damora”) (the “Asset Acquisition”) pursuant to an Agreement and Plan of Merger (the “Acquisition Agreement”), by and among the Company, Daylight Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), Daylight Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub”), and Damora. Pursuant to the Acquisition Agreement, First Merger Sub merged with and into Damora, pursuant to which Damora was the surviving corporation and became a wholly owned subsidiary of the Company (the “First Merger”). Immediately following the First Merger, Damora merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity and continued under the name “Damora Therapeutics, LLC.” On March 10, 2026, we changed our name from “Galecto, Inc.” to “Damora Therapeutics, Inc.” and our Nasdaq ticker symbol from “GLTO” to “DMRA.”

DAMORA THERAPEUTICS, INC.

221 Crescent Street

Building 23, Suite 105

Waltham, MA 02453

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 17, 2026

AT 9:00 A.M. EASTERN TIME

GENERAL INFORMATION

When are this proxy statement and the accompanying material scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 29, 2026, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our 2025 Annual Report. The Notice of Internet Availability also instructs you on how to submit your proxy or voting instructions through the Internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. For shares held in street name (held for your account by a broker or other nominee), you will receive a voting instruction form from your broker or nominee. Our 2025 Annual Report is available on our website at www.damoratx.com by following the link for “Investors.”

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials, will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record and beneficial owners of shares of our common stock starting on or about April 29, 2026. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card, and our 2025 Annual Report, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to stockholders by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail, or electronically by e-mail, on an ongoing basis for future stockholder meetings. Please note that while our proxy materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and our 2025 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

Who is soliciting my vote?

The Board of Directors of Damora Therapeutics, Inc. (the “Board of Directors” or the “Board”) is soliciting your vote for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”).

When is the record date for the Annual Meeting?

The Board of Directors has fixed the record date for the Annual Meeting as of the close of business on April 22, 2026 (the “Record Date”).

How many votes can be cast by all stockholders?

A total of 60,303,212 shares of our common stock were outstanding on the Record Date and are entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter and our common stock is our only class of voting stock.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•

By Internet. Access the website of the Company’s tabulator, Broadridge, at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. If you vote on the Internet, you may also request electronic delivery of future proxy materials.

•

By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•

By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy card but do not specify how you want your shares voted, they will be voted FOR the director nominees named herein to the Company’s Board of Directors, FOR the compensation paid to our named executives, FOR a frequency of “ONE YEAR” for future advisory votes to approve the compensation paid to our named executive officers, and FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction form.

•	By Internet at the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/DMRA2026.

If your shares are held in street name (held for your account by a broker or other nominee):

•	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares by mail.

How do I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You will not be able to attend the Annual Meeting in person. Participation in the Annual Meeting, with the right to vote and submit questions, is limited to stockholders (both stockholders of record and beneficial holders) as of the close of business on the Record Date. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DMRA2026. The webcast will start at 9:00 a.m. Eastern Time on Wednesday, June 17, 2026. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

What are the Board of Director’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

Proposal 1: FOR the election of two Class III director nominees (page 6)

Proposal 2: FOR the approval, on an advisory basis, of the compensation paid to our named executive officers (page 30)

Proposal 3: FOR the frequency of “ONE YEAR” for future advisory votes to approve the compensation paid to our named executive officers (page 31)

Proposal 4: FOR ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm (page 32)

Who pays the cost for soliciting proxies?

The Company will pay the cost for the solicitation of proxies by the Board of Directors. The solicitation of proxies will be made primarily by mail and through internet access to materials. Proxies may also be solicited personally, by telephone, fax or e-mail by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company may also reimburse brokers, banks, custodians, other nominees, and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting. If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely return your proxy. Banks, brokers and other nominees can vote customers’ unvoted shares on routine matters but cannot vote such shares on non-routine matters. If you do not timely return a proxy to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. Your bank, broker or other nominee cannot vote your shares on any non-routine matter. Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers choose not to exercise their discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted. See “What vote is required to approve each item and how are votes counted?” below.

We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying our Corporate Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility. You may also attend the virtual meeting and vote during the meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, by virtual attendance or by proxy, of holders of at least 33 1/3% of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If there is no quorum, the chairman of the Annual Meeting or a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date. Withheld votes, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

What vote is required to approve each item and how are votes counted?

Votes cast by proxy or online at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR and AGAINST, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. Abstentions and broker non-votes, if any, are not counted as votes cast and, therefore, will have no effect on the outcome of Proposals 1, 2, 3 and 4. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

•
Proposal 1 - Election of two Class III director nominees

The nominees for director to receive the highest number of votes FOR election will be elected as a director. This is called a plurality. You may:

•
vote FOR the nominee; or
•
WITHHOLD your vote from the nominee

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

•
Proposal 2 - Approval, on an advisory basis, of the compensation paid to our named executive officers

To approve Proposal 2, holders of at least a majority of the votes cast on the matter must vote FOR the proposal. For the approval, on an advisory basis, of the compensation paid to our named executive officers, the votes cast FOR must exceed the votes cast AGAINST.

•
Proposal 3 - Recommendation, by an advisory, non-binding vote, on the frequency of future advisory votes to approve the compensation paid to our named executive officers

Stockholders may vote for the frequency of “One Year,” “Two Years,” or “Three Years” with respect to Proposal 3. Because this Proposal has three choices, it is possible that no choice will receive a majority of the votes cast. Therefore, our board of directors will consider the choice that receives the highest number of votes as the choice supported by our stockholders.

•
Proposal 4 - Ratification of selection of Ernst & Young LLP as our independent registered public accounting firm

To approve Proposal 4, holders of at least a majority of the votes cast on the matter must vote FOR the proposal. For the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our 2026 fiscal year, the votes cast FOR must exceed the votes cast AGAINST.

If there are insufficient votes to approve the Proposals, the chairman of the Annual Meeting may adjourn the Annual Meeting or your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal.

The corporate actions described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

Could other matters be decided at the Annual Meeting?

The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”), that we expect to file with the SEC within four business days after the Annual Meeting.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Submitting Questions at the Annual Meeting

During the Annual Meeting, if you have your 16-digit control number and wish to ask a question, you may do so by clicking the Q&A button on the virtual meeting platform and entering your question in the field provided in the web portal at or before the time the matters are before the Annual Meeting for consideration. We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting’s Rules of Conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct and will address the ability of stockholders to ask questions during the meeting and rules for how questions will be recognized and addressed. Please review the Annual Meeting’s Rules of Conduct for further details. The Annual Meeting’s Rules of Conduct will be posted on www.virtualshareholdermeeting.com/DMRA2026 approximately two weeks prior to the date of the Annual Meeting.

What if I have technical difficulties or trouble accessing the Annual Meeting?

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the virtual stockholder meeting log-in page. Technical support will be available starting at 8:45 a.m. Eastern Time on Wednesday, June 17, 2026, and will remain available until the Annual Meeting has ended.

Implications of being a smaller reporting company.

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year as of the end of our most recently completed second fiscal quarter. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) if the market value of our shares held by non-affiliates is more than $250 million but less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Who should I call if I have any additional questions?

If you hold your shares directly, please call Garrett Winslow, General Counsel of the Company, at (781) 281-9020. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of six directors and is divided into three classes, with one class of our directors standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. The terms of the Class III directors are scheduled to expire on the date of the upcoming Annual Meeting. The Board of Directors has nominated Michael Landsittel and Cameron Turtle, D.Phil for election by the stockholders at the Annual Meeting. If elected, the nominees will serve as Class III directors of the Company until its annual meeting of stockholders in 2029 and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. Mr. Landsittel and Dr. Turtle were both appointed to the Board of Directors in March 2026. Mr. Landsittel was identified as a director candidate by our management team, and Dr. Turtle was identified as a director candidate by members of our Board.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board of Directors will be voted for the election of the director nominees named in this proxy statement. We have no reason to believe that either director nominee will be unavailable for election at the Annual Meeting. Our director nominees have indicated that they are willing and able to serve as directors. However, if any of them becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the class and Board. Vacancies on the Board of Directors, if any, are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by the stockholders. Except as otherwise noted above, your proxy cannot be voted for persons other than the director nominees named in this proxy statement.

Information relating to the director nominees and each continuing director, including his or her period of service as a director of the Company, principal occupation and other biographical material is shown on the next page.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

THE DIRECTOR NOMINEES FOR CLASS III DIRECTOR:

MICHAEL LANDSITTEL

CAMERON TURTLE, D. PHIL

(PROPOSAL 1 ON YOUR PROXY CARD)

DIRECTOR BIOGRAPHIES

The following table sets forth information concerning our directors as of April 22, 2026. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

CLASS III DIRECTOR NOMINEES - THREE-YEAR TERM EXPIRING AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE

Michael Landsittel has served as a member of our Board of Directors since March 2026. Mr. Landsittel served as Chief Financial Officer of Blueprint Medicines Corporation, a biopharmaceutical company, from January 2019 to November 2025. Mr. Landsittel previously served as Vice President, Finance of Blueprint Medicines from February 2016 to January 2019 and as Senior Director, Finance from September 2014 to February 2016. Prior to joining Blueprint Medicines, Mr. Landsittel served as Senior Director of Finance at Algeta ASA from October 2012 to July 2014, where he led the U.S. organization’s finance and operations efforts, which ultimately supported the successful launch of the prostate cancer drug XOFIGO®. Before joining Algeta ASA, from March 2012 to October 2012, he was the Director of Financial Planning at Infinity Pharmaceuticals, Inc., or Infinity, where he was responsible for budgeting and forecasting, including support of Infinity’s long-range planning and capital markets activities. Prior to Infinity, from August 2002 to March 2012, Mr. Landsittel held multiple business development and strategic planning roles of increasing responsibility at Genzyme Corporation (which was later acquired by Sanofi S.A.). Mr. Landsittel began his career at Arthur Andersen LLP and was a registered certified public accountant in Illinois. Mr. Landsittel received a B.B.A. from the University of Michigan and an M.B.A. from the Tuck School of Business at Dartmouth College. We believe Mr. Landsittel is qualified to serve on the Board due to his experience building and leading successful companies from development to commercialization in senior financial roles at various publicly traded biotechnology companies.

	54	2026

Cameron Turtle, D.Phil has served as a member of our Board of Directors since March 2026. Dr. Turtle has served as Chief Executive Officer and a member of the board of directors of Spyre Therapeutics, Inc. (Nasdaq: SYRE), a clinical-stage biotechnology company developing next-generation therapies for inflammatory bowel disease and other immune-mediated diseases, since November 2023. Dr. Turtle previously served as Chief Operating Officer of Spyre from June 2023 to November 2023. Prior to joining Spyre, Dr. Turtle was an advisor to a private company acquired by Spyre (also named Spyre Therapeutics, Inc.) from May 2023 to June 2023. Previously, he served as Venture Partner at Foresite Labs, a life sciences investment firm, from July 2022 to May 2023; Chief Strategy Officer of BridgeBio Pharma (Nasdaq: BBIO), a biopharmaceutical company, from January 2021 to April 2022; and Chief Business Officer of Eidos Therapeutics (Nasdaq: EIDX), a biopharmaceutical company, from November 2018 to January 2021, where he led business development, investor relations, and multiple operational functions as the company advanced an investigational medicine for a form of heart failure. Prior to joining BridgeBio and Eidos, he was a consultant at McKinsey & Company, where he worked with pharmaceutical and medical device companies on topics including M&A, growth strategy, clinical trial strategy and sales force optimization. Dr. Turtle served as a member of the board of directors of Oruka Therapeutics, Inc. (Nasdaq: ORKA) from August 2024 to December 2025. Dr. Turtle received his B.S. with honors in Bioengineering from the University of Washington and his D.Phil. in Cardiovascular Medicine from the University of Oxford, St. John’s College. We believe Dr. Turtle is qualified to serve on the Board due to his experience as a leader in building, financing, and shaping biopharma organizations from preclinical development to late-stage clinical trials and commercialization.

	36	2026

CLASS I DIRECTORS – TERM EXPIRING AT THE 2027 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE

Christopher Cain, Ph.D. has served as a member of our Board of Directors since November 2025 and was appointed in accordance with the Acquisition Agreement. Dr. Cain is the Director of Research at Fairmount Funds Management LLC (“Fairmount”). Prior to joining Fairmount in April 2020, Dr. Cain served in various positions at the healthcare funds at Samsara BioCapital, Apple Tree Partners, and RA Capital Management, where he invested in both public and emerging private biotechnology companies. Dr. Cain has also served as a writer and editor at BioCentury Publications. He also serves as a director of Viridian Therapeutics, Inc. (Nasdaq: VRDN), Cogent Biosciences, Inc. (Nasdaq: COGT) and Jade Biosciences, Inc. (Nasdaq: JBIO). Dr. Cain received a B.A. from the University of California, Santa Barbara and a Ph.D. in Biochemistry and Molecular Biology from the University of California, San Francisco. We believe Dr. Cain is qualified to serve on our Board because of his extensive leadership, scientific, business and managerial experience in the biotechnology industry.

	42	2025

Peter Harwin has served as a member of our Board of Directors since November 2025 and was appointed in accordance with the Acquisition Agreement. Mr. Harwin is a Founding Partner at Fairmount, a healthcare investment firm he co-founded in April 2016. Prior to Fairmount, he was a member of the investment team at Boxer Capital, LLC, an investment fund that was part of the Tavistock Group, based in San Diego, California. Mr. Harwin also serves as chairman of the board of directors of Cogent Biosciences, Inc. (Nasdaq: COGT) and Crescent Biopharma, Inc. (Nasdaq: CBIO) and is a member of the board of directors of Spyre Therapeutics, Inc. (Nasdaq: SYRE) and Oruka Therapeutics, Inc. (Nasdaq: ORKA). He has also served as a member of the board of directors of Apogee Therapeutics, Inc. (Nasdaq: APGE) since June 2023, from which he resigned effective May 11, 2026. He received a B.B.A. from Emory University. We believe Mr. Harwin is qualified to serve on our Board because of his extensive leadership, executive, managerial and board experience within pharmaceutical and biotechnology industries.

40	2025

CLASS II DIRECTORS – TERM EXPIRING AT THE 2028 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE

Julianne Bruno has served as a member of our Board of Directors since November 2025 and was appointed in accordance with the Acquisition Agreement. Ms. Bruno is a Growth Partner at Fairmount, a position she has held since May 2025. Prior to joining Fairmount, she was a pivotal member of the CRISPR Therapeutics AG (Nasdaq: CRSP) (“CRISPR”) leadership team. During her six-year tenure with CRISPR, she served as the Program Leader across multiple hematology and oncology programs before taking on the role of Chief Operating Officer in May 2024 until April 2025. In these roles, she oversaw the development of Casgevy™ and helped mature the operating model of the company. Ms. Bruno has also worked as a leader in the life sciences practice at McKinsey & Co. She received her A.B. from Princeton University and an MBA from the Wharton School, University of Pennsylvania. We believe Ms. Bruno is qualified to serve on our Board due to her extensive leadership, managerial and board experience within the biotechnology industry.

	40	2025

Jennifer Jarrett has served as our President and Chief Executive Officer and as member of our board of directors since March 2026. Ms. Jarrett most recently served as Chief Operating Officer of Arcus Biosciences, Inc. (NYSE: RCUS), a late clinical-stage biopharmaceutical company focused on developing differentiated molecules for patients with cancer and inflammatory and autoimmune diseases, from October 2020 until March 2026, where she was responsible for overseeing the company’s operations and execution of business strategies. She also served as a member of the board of directors of Arcus from January 2019 until January 2024. Prior to joining Arcus, Ms. Jarrett served as Vice President, Corporate Development and Capital Markets at Uber, Inc. (NYSE: UBER), a technology company providing a platform for mobility, delivery and freight services, from January 2019 to October 2020 and prior to that, served as Chief Operating and Financial Officer of Arcus from June 2018 to January 2019, and as Chief Business Officer and Chief Financial Officer of Arcus from March 2017 to June 2018. From April 2016 to September 2016, Ms. Jarrett was the Chief Financial Officer of Medivation, Inc., a biopharmaceutical company, which was acquired by Pfizer Inc. Prior to that, Ms. Jarrett spent 20 years in investment banking, most recently as Managing Director at Citigroup from July 2010 to April 2016, where she was responsible for managing their west coast life sciences investment banking practice. Before that, Ms. Jarrett was a Director and Managing Director at Credit Suisse from 2000 to 2010, and an associate at Donaldson, Lufkin & Jenrette from 1998 to 2000. During her tenure as an investment banker, Ms. Jarrett covered biotechnology and pharmaceutical companies, primarily in the San Francisco Bay Area. She currently serves on the board of directors of Syndax Pharmaceuticals, Inc. (Nasdaq: SNDX), Sagimet Biosciences, Inc. (Nasdaq: SGMT), Zura Bio Ltd (Nasdaq: ZURA), Cajal Therapeutics and LifeMine Therapeutics, and previously served on the boards of directors of Arena Pharmaceuticals, Inc. from July 2017 until its acquisition by Pfizer in March 2022, Audentes Therapeutics from July 2017 until its acquisition by Astellas Pharma Inc. in January 2020, Radius Health, Inc. from May 2022 until its acquisition by Gurnet Point Capital and Patient Square Capital in August 2022 and Consonance-HFW Acquisition Corp. from December 2020 until its business combination with Surrozen Operating, Inc. in August 2021. Ms. Jarrett holds a B.A. in Economics, cum laude, from Dartmouth College and an M.B.A. from Stanford Graduate School of Business. We believe Ms. Jarrett is qualified to serve on the Board due to her extensive leadership, executive, managerial and board experience within pharmaceutical and biotechnology industries.

	55	2026

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers, as of April 22, 2026:

Name	Age	Position(s)

Jennifer Jarrett(1)	55	President, Chief Executive Officer and Director
Lori Firmani	53	Chief Financial Officer
Becker Hewes	60	Chief Medical Officer
Sherwin Sattarzadeh	47	Chief Operating Officer
Garrett Winslow	47	General Counsel

(1)	Ms. Jarrett is also a director of the Company, and her biographical information appears on page 8.

Lori Firmani has served as our Chief Financial Officer since August 2024. Prior to that, Ms. Firmani was our Vice President, Finance and Corporate Controller since November 2020. Prior to that, Ms. Firmani served as Chief Financial Officer of Spring Bank Pharmaceuticals, Inc. from April 2020 until its acquisition in November 2020, and prior to that served in financial roles of increasing responsibility from January 2016 to April 2020. Ms. Firmani is a certified public accountant in the Commonwealth of Massachusetts and holds an MBA from Babson College and a BS in Accounting from the State University of New York at Geneseo.

Becker Hewes has served as our Chief Medical Officer since January 2026. Prior to that, Dr. Hewes served as Chief Medical Officer at Blueprint Medicines Corporation, a biopharmaceutical company, from January 2021 to January 2026, where he was responsible for all Clinical Development activities and served as a member of the Executive Committee. Prior to that he served as their Senior Vice President, Clinical Development from May 2020 to January 2021. Dr. Hewes also served as Chief Medical Officer of Repertoire Immune Medicines, a biotechnology company, from February 2017 to May 2020. Prior to that he held positions in clinical development at Novartis, AstraZeneca, Genzyme and Wyeth pharmaceuticals. He received his BS from Vanderbilt University and an MD from Georgetown University. He completed his residency at New York Hospital/Cornell Medical Center and his fellowship training in Pediatric Oncology at Emory University.

Sherwin Sattarzadeh has served as our Chief Operating Officer since January 2026. Prior to that, Mr. Sattarzadeh served as Chief Business Officer at Blueprint Medicines Corporation from January 2025 to October 2025, where he was responsible for overseeing the company’s business development activities. During his 10 years at Blueprint Medicines Corporation, Mr. Sattarzadeh held other positions of increasing responsibility including Head of Regulatory Affairs, Chief of Staff from March 2020 to January 2024, and SVP Strategic Operations from January 2022 to January 2025. He has an extensive background in hematology/oncology and rare disease drug development, having led and contributed to the global approvals of AYVAKIT® (avapritinib), GAVRETO® (pralsetinib), CERDELGA® (eliglustat) and MOZOBIL® (plerixafor). Mr. Sattarzadeh received his M.B.A. from Boston University and holds an B.Sc. in Chemistry from the University of British Columbia.

Garrett Winslow has served as our General Counsel and Corporate Secretary since May 2021. Mr. Winslow served as the General Counsel and Corporate Secretary of Spring Bank Pharmaceuticals, Inc., a biopharmaceutical company, from January 2017 to November 2020. Prior to that, Mr. Winslow was a member in the Corporate and Securities group at the Boston office of Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C. Mr. Winslow received his Masters in Taxation from Boston University Law School, J.D. from Suffolk University Law School and B.A. degree in Business Administration from the University of Washington.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Composition

The Board has fixed its size at six directors, and the terms of office of the directors are divided into three classes:

•	Class I, whose term will expire at the annual meeting of stockholders to be held in 2027;

•	Class II, whose term will expire at the annual meeting of stockholders to be held in 2028; and

•	Class III, whose term will expire at the upcoming Annual Meeting.

Class I consists of Julianne Bruno and Jennifer Jarrett; Class II consists of Christopher Cain, Ph.D., and Peter Harwin; and Class III consists of Michael Landsittel and Cameron Turtle, D.Phil. At each annual meeting of stockholders, the successors to directors whose terms will then expire shall serve from the time of election and qualification until the third annual meeting of stockholders following election and until their successors are duly elected and qualified.

Board Independence

Our Board of Directors has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that each of our directors, except for Jennifer Jarrett, who serves as our President and Chief Executive Officer, is independent within the meaning of the director independence standards of the Nasdaq Stock Market LLC (“Nasdaq”) rules and the SEC. There are no family relationships among any of our directors or executive officers. Ms. Jarrett is not an independent director under these rules because she is an executive officer of the Company. Former directors Jayson Dallas, Carl Goldfischer, Amit Munshi, Anne Prener, David Shapiro and Amy Wechsler were independent under Nasdaq listing rules during the period each served on our Board. Former director Hans Schambye was not independent during the period he served on our Board because he also served as President and Chief Executive Officer of the Company.

In making such determination, our Board of Directors evaluated, and will continue to evaluate at least on an annual basis, all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director.

Director Time Commitments

While Board members benefit from service on the boards of other companies and such service is encouraged, pursuant to our corporate governance guidelines, directors are expected to limit the number of other boards on which they serve so as not to interfere with their service as a director of the Company. Directors must notify the Chair of the Nominating Committee when accepting a seat on the board of directors of another business corporation. As part of the annual director nomination process, the Nominating Committee considers directors’ adherence to these expectations.

Board Meetings and Attendance

During the fiscal year ended December 31, 2025, our Board of Directors held 17 meetings and the various committees of our Board of Directors met a total of seven times. Each of the directors, other than our former director Amy Wechsler, attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the fiscal year ended December 31, 2025, in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee. We encourage our directors to attend our annual meetings of stockholders. Five out of our seven directors then-in-office attended our 2025 annual meeting of stockholders.

Board Committees

Our Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which is comprised solely of independent directors, and is described more fully below. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board of Directors for approval. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are all available on our website at www.damoratx.com under “Investors” at “Corporate Governance.”

Audit Committee

Our Audit Committee is currently composed of Julianne Bruno, Michael Landsittel and Cameron Turtle, D.Phil, with Mr. Landsittel serving as Chair of the committee. Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Our Board of Directors has determined that Mr. Landsittel is an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2025, the Audit Committee held six meetings. The report of the Audit Committee is included in this Proxy Statement under “Report of the Audit Committee.” The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	assisting the Board of Directors with its oversight of our programs, plans, controls and policies relating to cybersecurity and data protection risks;
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving such transactions; and

•

at least annually, reviewing and reassessing the adequacy of the audit committee charter and recommending to the Board of Directors any amendments or modifications to the charter that the Audit Committee deems appropriate.

Compensation Committee

Our Compensation Committee is currently composed of Julianne Bruno and Christopher Cain, Ph.D., with Dr. Cain serving as Chair of the committee. Our Board of Directors has determined that each member of the Compensation Committee is “independent” as defined under the applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2025, the Compensation Committee did not hold any meetings as all compensation related decisions were made by the independent members of the Board of Directors. The Compensation Committee’s responsibilities include:

•	reviewing on a periodic basis the operation of our executive compensation programs to determine whether they remain supportive of our business objectives;

•	reviewing the performance of our Chief Executive Officer, and approving or recommending to the Board of Directors the compensation of our Chief Executive Officer;

•	reviewing the performance of our other executive officers, and approving the compensation of our other executive officers;

•	overseeing and administering our compensation and similar plans;

•	reviewing and approving structures and guidelines for various incentive compensation and benefit plans;

•	reviewing and approving and recommending to the Board of Directors the compensation of our outside directors;

•	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement;

•	reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters;
•	administering our Incentive Compensation Recovery Policy; and

•

at least annually, reviewing and reassessing the adequacy of the compensation committee charter and recommending to the Board of Directors any amendments or modifications to the charter that the Compensation Committee deems appropriate.

Our Compensation Committee makes adjustments to annual compensation, determines bonuses and equity awards, and establishes (with input from the Board of Directors) new performance objectives. Our Compensation Committee will consider matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee. The Compensation Committee may delegate its authority to grant certain equity awards to one or more officers of the Company, including our Chief Executive Officer. The Compensation Committee did not delegate such authority in 2025.

Compensation Committee Interlocks

None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Christopher Cain, Ph.D., Peter Harwin and Michael Landsittel, with Mr. Harwin serving as Chair of the committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of Nasdaq. During fiscal year ended December 31, 2025, the Nominating and Corporate Governance Committee held one meeting. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for Board of Director and committee membership;

•	establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;
•	reviewing the composition of the Board of Directors to confirm that it is composed of members containing the appropriate skills and expertise to advise us;
•	identifying individuals qualified to become members of the Board of Directors;
•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board of Directors’ committees;
•	reviewing, assessing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines;
•	develop and review, from time to time, a succession plan for key members of management;
•	overseeing the evaluation of our Board of Directors and management;
•	overseeing our environmental, social and governance initiatives; and
•

at least annually, reviewing and reassessing the adequacy of the nominating and corporate governance committee charter and recommending to the Board of Directors any amendments or modifications to the charter that the Nominating and Corporate Governance Committee deems appropriate.

Identifying and Evaluating Director Nominees

Our Board of Directors is responsible for identifying and recommending qualified members of our Board of Directors. The Board of Directors delegates the selection process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors will take part in the process as appropriate.

Generally, our Nominating and Corporate Governance Committee may identify candidates for director nominees in consultation with our management team or other directors, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then discusses and evaluates the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors.

Director Qualifications

Our Nominating and Corporate Governance Committee’s priority in selecting members of the Board of Directors is identification of persons who will further the interests of Damora Therapeutics through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among members of the Board of Directors, and professional and personal experiences and expertise relevant to our growth strategy. They will consider, among other things, the following when recommending candidates for the Board of Directors’ selection as director nominees for the Board and as candidates for appointment to the Board of Directors’ committees: the current size and composition of the Board, the needs of the Board and its respective committees, such factors as character, integrity, judgment, reputation, the skills of the proposed director candidate, the ability to devote sufficient time, his or her depth and breadth of professional experience, education or other background characteristics, his or her independence and understanding of the Company’s business and industry, length of service, and other relevant criteria.

The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. The policy adopted by the Nominating and Corporate Governance Committee provides that candidates recommended by stockholders are given appropriate consideration in a similar manner as other candidates.

Non-Management Director Meetings

Our independent directors meet in regularly scheduled executive sessions without management. These executive sessions occur in conjunction with regularly scheduled meetings of our Board of Directors and its standing committees and otherwise as needed.

Communication with the Directors

Any interested party with concerns about our company may report such concerns or otherwise communicate to the Board of Directors, as a whole or to committees or individual directors, by submitting a written communication to the attention of the Board of Directors, committee or individual directors, as applicable, at the following address:

c/o Damora Therapeutics, Inc.

221 Crescent Street

Building 23, Suite 105

Waltham, MA 02453

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, supplier, or other interested party.

A copy of any such written communication may also be forwarded to the Company’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The directors may discuss the matter with the Company’s legal counsel, with independent advisors, with other directors, or with the Company’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we receive repetitive or duplicative communications.

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

Stockholder Engagement

Senior management regularly engages with our stockholders at industry conferences and investor meetings. In response to feedback gained through these meetings, we remain focused on delivering on our growth strategy, and we continue to enhance the transparency and disclosure of our financial, operational and governance performance.

Leadership Structure and Risk Oversight

Our Board of Directors is currently chaired by Peter Harwin. The Board of Directors has determined that Mr. Harwin is an independent director. However, our corporate governance guidelines provide that the Chair of the Board of Directors may be filled based upon the Board of Directors’ view of what is in the best interest of the company, and that such person could be the Company’s Chief Executive Officer or another member of the Board who is not an independent director. The Board believes that this structure is appropriate for the Company as the independent Chair’s leadership of the Board and oversight of corporate governance matters enables our CEO to focus on leading the Company’s business.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, research and development activities, operations, strategic direction and intellectual property, as more fully discussed under “Risk Factors” in our 2025 Annual Report. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, including as disclosed in the descriptions of the standing committees and in the charters of each of such committees, has responsibility for the oversight of risk management.

The full Board of Directors (or the appropriate committee thereof in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a committee of the Board of Directors is responsible for evaluating and overseeing the management of a particular risk or risks, the Chair of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next Board of Directors meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

EXECUTIVE OFFICER COMPENSATION

The following discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation policies and practices that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

As a smaller reporting company, we have opted to comply with the scaled executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. The compensation provided to our named executive officers for the fiscal years ended December 31, 2025 and 2024 is detailed in the Summary Compensation Table and accompanying footnotes and narrative that follow. Our named executive officers for 2025 are:

•
Hans T. Schambye, M.D., Ph.D., our former President and Chief Executive Officer;
•
Lori Firmani, our Chief Financial Officer; and
•
Garrett Winslow, our General Counsel.

Dr. Schambye ceased serving as the Company’s Chief Executive Officer and President, and his employment was terminated by the Company without cause, effective as of February 10, 2026. Sherwin Sattarzadeh served as the Company’s interim principal executive officer until Jennifer Jarrett was appointed as President and Chief Executive Officer of the Company, effective as of March 30, 2026.

During 2025, the compensation of our named executive officers consisted of a combination of base salary, cash incentive compensation and long-term incentive compensation, as more fully described below. Our named executive officers, like all full-time employees, are eligible to participate in our health and welfare benefit plans.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2025 and 2024, as applicable.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		Option Awards ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)		Total ($)
Hans T. Schambye, M.D., Ph.D.
Former President and Chief Executive Officer	2025	547,521	678,594	(5)	73,677	—	—		1,299,792
	2024	526,084	502,587	(6)	258,879	142,000	—	(6)	1,429,550
Lori Firmani
Chief Financial Officer	2025	311,249	202,500	(7)	22,463	—	27,000	(8)	563,211
	2024	261,188	158,640	(9)	76,314	39,050	26,700	(9)	561,892
Garrett Winslow
General Counsel	2025	400,400	400,400	(10)	26,955	—	27,000	(8)	854,755
	2024	400,400	307,692	(9)	91,576	71,000	26,700	(9)	897,368

(1)
For Dr. Schambye, the values stated have been converted from Danish Krone (DKK) to U.S. dollar (USD) at a rate of 6.6210:1 in 2025 and 6.8906:1 in 2024, which is the average DKK:USD exchange rate throughout the applicable fiscal year. See “Narrative Disclosure to Summary Compensation Table – Employment Arrangements” below.
(2)
The amounts set forth herein reflect bonuses earned during the respective years. For Dr. Schambye, the values stated have been converted from Danish Krone (DKK) to U.S. dollar (USD) at a rate of 6.4491:1 in 2025 and 7.1706:1 in 2024, which is the DKK:USD exchange rate prevailing as of the effective date of the respective bonus determination by our Compensation Committee.
(3)
These amounts reflect the aggregate grant date fair value of option awards granted in fiscal years 2025 and 2024, respectively, computed in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 13 to our consolidated financial statements included in our 2025 Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our named executive officers upon the exercise of the stock options or any sale of the underlying shares of our common stock.
(4)
These amounts reflect the aggregate grant date fair value of restricted stock unit awards granted in fiscal year 2024, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to our consolidated financial statements included in our 2025 Annual Report. No restricted stock unit awards were granted in fiscal year 2025.
(5)
The amount set forth herein reflect an annual bonus of $337,067 earned for 2025 and a retention bonus of $341,527 earned during 2025. For the retention bonus, the value stated was converted from Danish Krone (DKK) to U.S. dollar (USD) at a rate of 6.3649:1, which is the DKK:USD exchange rate prevailing as of the effective date of the payment of the retention bonus.
(6)
The values reported have been updated to report the one-time special bonus payment made to Dr. Schambye in 2024 in the “Bonus” column of this table. Such payment was previously reported in the “All Other Compensation” column of this table.
(7)
The amount set forth herein reflects an annual bonus of $112,500 earned for 2025 and a retention bonus of $90,000 paid in 2025.
(8)
The amount set forth herein reflects 401(k) plan employer matching contributions of $21,000 and employer contributions of $6,000 under a health savings account.
(9)
The amounts reported have been updated to report the retention bonus payments made to Ms. Firmani and Mr. Winslow in 2024 in the “Bonus” column of this table. Such payments were previously reported for such named executive officers in the “All Other Compensation” column of this table.
(10)
The amount set forth herein reflects an annual bonus of $240,240 earned for 2025 and a retention bonus of $160,160 paid in 2025.

Narrative Disclosure to Summary Compensation Table

The amounts provided above were paid pursuant to the terms of each named executive officer’s letter agreement, in each case, as described below. Any salary or bonus determinations made for non-U.S. employees of the Company in U.S. Dollars were converted into and paid in such employee’s local currency based on the exchange rate prevailing as of the effective date of the respective salary increase or bonus determination, as applicable, unless otherwise determined by the Board of Directors.

Cash Bonus

Our discretionary annual bonus program is intended to reward our named executive officers for meeting objective or subjective performance goals for a fiscal year. Our Board of Directors or Compensation Committee may approve annual bonuses for our named executive officers based on individual performance, company performance, or as otherwise determined appropriate. The target bonus, as a percent of base salary, for each of our named executive officers is listed below and the amounts ultimately earned are set forth in the Summary Compensation Table above.

Name	2025 Target Bonus (% of base salary)
Hans T. Schambye, M.D., Ph.D.	60
Lori Firmani	30
Garrett Winslow	40

Employment Arrangements

Service Agreement and Separation Agreement with Hans T. Schambye, M.D., Ph.D.

In connection with our initial hiring of Dr. Schambye as our Chief Executive Officer, we entered into a service agreement with him in April 2013. The service agreement provides that Dr. Schambye is entitled to an annualized base salary, to be adjusted in accordance with normal business practices and at our sole discretion, during his employment with us, and that he is eligible, at our sole discretion, to earn an annual bonus target, to be adjusted with normal business practices and at our sole discretion. Under the service agreement, Dr. Schambye’s employment with us can be terminated at any time and for any reason by him with three months’ written notice or us with nine months’ written notice of termination on the last day of a month.

For 2025, Dr. Schambye received a bonus of DKK 2,173,800, which was determined by the Board of Directors in its discretion. Dr. Schambye did not receive an increase to his base salary for calendar year 2025.

On February 6, 2026, our Board of Directors determined that, effective as of February 10, 2026, Dr. Schambye would cease serving as the Company’s Chief Executive Officer and President and his employment was terminated by the Company without Cause (as defined in the Company’s Executive Separation Benefits Plan (the “Separation Benefits Plan”)). Dr. Schambye entered into a separation agreement pursuant to which, as compensation for the lack of notice of termination and in lieu of any payment in lieu of notice, he received the following separation benefits: (i) 15 months of base salary, (ii) a pro rata bonus for 2026 equal to DKK 238,225, (iii) full acceleration of his outstanding equity awards, and (iv) a cash payment of DKK 2,173,800, representing his unpaid retention bonus in accordance with his retention bonus agreement. Such benefits were provided in accordance with the Separation Benefits Plan, except that the base salary continuation and pro-rated bonus were paid in a single lump sum and all of Dr. Schambye’s outstanding equity awards were accelerated.

Employment Agreement with Lori Firmani

In connection with our initial hiring of Ms. Firmani as our Vice President of Finance, we entered into an employment agreement with her in November 2020, providing for standard terms of employment including base salary, annual target bonus and benefits eligibility. Under the employment agreement, Ms. Firmani’s employment with us can be terminated at any time and for any reason by her or us at any time. See “—Additional Narrative Description—Change of Control and Severance Arrangements” below for a description of the severance obligations that Ms. Firmani is entitled to.

On November 10, 2025, Ms. Firmani's base salary was increased to $375,000 in connection with her appointment as Chief Financial Officer. For 2025, Ms. Firmani received a bonus of $112,500, which was determined by the Board of Directors in its discretion.

Employment Agreement with Garrett Winslow

In connection with our initial hiring of Mr. Winslow as our General Counsel, we entered into an employment agreement with him in April 2021, providing for standard terms of employment including base salary, annual target bonus and benefits eligibility. See “—Additional Narrative Description—Change of Control and Severance Arrangements” below for a description of the severance obligations that Mr. Winslow is entitled to.

For 2025, Mr. Winslow received a bonus of $240,240, which was determined by the Board of Directors in its discretion. Mr. Winslow did not receive an increase to his base salary for calendar year 2025.

On March 20, 2026, we entered into an offer letter for continued employment with Mr. Winslow pursuant to which he will receive an annual base salary of $440,000 and will participate in the Company’s annual incentive plan, with a target annual bonus of 40% of his base salary. In addition, the offer letter also provides for an equity award grant of non-qualified stock options to purchase 250,000 shares of the Company’s common stock that vest as to 25% on the first anniversary of the grant and monthly thereafter through the fourth anniversary of the grant date.

Retention Agreements

In connection with the completion of our asset acquisition with Bridge Medicines in October 2024 (the “Asset Purchase”), our Board of Directors approved retention agreements for all employees remaining with us following the closing of the Asset Purchase, including Dr. Schambye, Ms. Firmani and Mr. Winslow. Pursuant to the terms of these retention agreements, each executive was entitled to a cash bonus, separate from any annual bonus for 2024 or 2025, equal to 100% of his or her target bonus upon the earlier of (i) December 31, 2025, (ii) a Sale Event (as defined in our Separation Benefits Plan described below under “Additional Narrative Description - Change in Control and Severance Arrangements”), or (iii) his or her termination without Cause (as defined in the

Separation Benefits Plan). On December 31, 2025, Dr. Schambye received his bonus of DKK 2,173,800 and Ms. Firmani and Mr. Winslow received their bonus of $90,000 and $160,160, respectively.

On November 7, 2025, our Board of Directors approved additional retention agreements for Dr. Schambye, Ms. Firmani and Mr. Winslow. Pursuant to the terms of these retention agreements, each executive is entitled to a cash bonus equal to 100% of his or her target bonus upon the earlier of (i) April 30, 2026 or (ii) the date that the Company terminates the executive without Cause (as defined in the Separation Benefits Plan). The retention bonus for Dr. Schambye, Ms. Firmani and Mr. Winslow is equal to DKK 2,173,800, $112,500 and $160,160, respectively.

As described above, Dr. Schambye received his retention bonus in connection with his termination of employment by the Company.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding stock options and restricted stock units held by our named executive officers as of December 31, 2025. Vesting in all instances is subject to the named executive officer’s continued service to the Company through the applicable vesting dates.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
Hans T. Schambye, M.D., Ph.D.	270		—	99.50	3/22/2030	—	—
Former President and Chief Executive	728		—	119.50	3/22/2030	—	—
Officer (7)	780		—	149.25	3/22/2030	—	—
	8,319		—	48.75	6/24/2030	—	—
	20,798		—	192.50	10/6/2030	—	—
	9,200		—	325.00	1/5/2031	—	—
	11,261	(1)	239	81.00	1/4/2032	—	—
	8,750	(2)	3,250	30.25	1/4/2033	—	—
	12,863	(3)	31,237	7.49	10/9/2034
	—	(4)	16,400	5.70	1/4/2035
						4,000	92,040

Lori Firmani	1,600		—	325.00	11/23/2030	—	—
Chief Financial Officer	1,195	(1)	305	81.00	1/4/2032	—	—
	1,097	(2)	703	30.25	1/4/2033	—	—
	3,792	(3)	9,208	7.49	10/9/2034
	—	(4)	5,000	5.70	1/4/2035
						1,100	25,311

Garrett Winslow	4,425	(5)	375	140.25	6/15/2031	—	—
General Counsel	2,391	(1)	609	81.00	1/4/2032	—	—
	1,950	(2)	1,250	30.25	1/4/2033	—	—
	4,550	(3)	11,050	7.49	10/9/2034
	—	(4)	6,000	5.70	1/4/2035
						2,000	46,020

(1)
This option was granted on January 4, 2022 and 25% of the shares subject to such option vested and became exercisable on January 4, 2023, with the remaining shares vesting in equal monthly installments thereafter through January 4, 2026.
(2)
This option was granted on January 4, 2023 and 25% of the shares subject to such option vested and became exercisable on January 4, 2024, with the remaining shares vesting in equal monthly installments thereafter through January 4, 2027.
(3)
This option was granted on October 9, 2024 and the shares subject to such option vest in 48 equal monthly installments over four years from the grant date.
(4)
This option was granted on January 4, 2025 and 25% of the shares subject to such option vested and became exercisable on January 4, 2026, with the remaining shares vesting in equal monthly installments thereafter through January 4, 2029.

(5)
This option was granted on June 15, 2021 and 25% of the shares subject to such option vested and became exercisable on May 3, 2022, with the remaining shares vesting in equal monthly installments thereafter through May 3, 2026.
(6)
These dollar values are based on the closing price of the Company's shares on The Nasdaq Capital Market on December 31, 2025, which was $23.01 These restricted stock unit awards were granted on January 3, 2024. One-third of the total restricted stock units subject to the award vested on January 3, 2025 and the remaining restricted stock units will vest ratably every six months thereafter.
(7)
Dr. Schambye’s employment was terminated by the Company effective February 10, 2026 and in connection with his termination, his outstanding equity awards were accelerated.

Additional Narrative Description

Change in Control and Severance Arrangements

On June 30, 2021, our Compensation Committee adopted the Separation Benefits Plan that is applicable to our named executive officers, as well as other members of our management team and employees designated by the Compensation Committee or Board of Directors.

The Separation Benefits Plan provides for separation benefits in the event of (i) a termination of the named executive officer’s employment by the Company other than for Cause (as such term is defined in the Separation Benefits Plan) or (ii) a resignation by such named executive officer for Good Reason (as such term is defined in the Separation Benefits Plan).

Under the terms of the Separation Benefits Plan, subject to the execution and effectiveness of a separation and release of claims agreement, if a named executive officer’s employment is terminated by us other than for Cause, or the named executive officer resigns for Good Reason, and the termination does not occur upon a Sale Event (as such term is defined in the Separation Benefits Plan) or within 24 months following a Sale Event (the “Post-Sale Period”), we will be obligated to:

•

continue to pay the named executive officer’s monthly base salary for a period (the “Severance Period”) of (i) 15 months, in the case of Dr. Schambye, (ii) or 12 months, in the case of Mr. Winslow or Ms. Firmani;

•

accelerate the vesting of equity awards held by the named executive officer at the date of termination (other than equity awards that vest on the basis of performance and do not provide solely for time-based vesting), such that the equity awards that would have vested during the Severance Period shall become vested;

•

pay to the named executive officer a prorated amount equal to the bonus award for the year in which the termination of employment occurs, subject to the achievement of applicable bonus criteria as determined by the Board of Directors and payable at the same time as annual bonuses, if any, are paid to our other executive officers; and

•

for Mr. Winslow and Ms. Firmani, who are located in the United States and are eligible to receive medical, dental and/or vision insurance pursuant to COBRA, pay on their behalf the share of the monthly premiums for such coverage that it pays for active and similarly situated employees during the Severance Period.

Under the terms of the Separation Benefits Plan, subject to the execution and effectiveness of a severance and release of claims agreement, if, in connection with a Sale Event or during the Post-Sale Period, a named executive officer’s employment is terminated by the Company other than for Cause, or the named executive officer resigns for Good Reason, we will be obligated to:

•

pay a lump sum equal to the named executive officer’s monthly base salary for a period (the “Post-Sale Severance Period”) of (i) 18 months, in the case of the Dr. Schambye, or (ii) 12 months, in the case of Mr. Winslow or Ms. Firmani;

•

accelerate the vesting of all equity awards held by such named executive officer at the date of termination (other than equity awards that vest on the basis of performance and do not provide solely for time-based vesting), such that all equity awards shall become 100% vested;

•

pay to the named executive officer a lump sum equal to 150%, in the case of Dr. Schambye, or (ii) 100%, in the case of Mr. Winslow and Ms. Firmani, of such named executive officer’s target bonus award for the year in which the termination of employment occurs, without regard to whether the performance goals or criteria applicable to such target bonus had been established or satisfied at the date of termination; and

•

for Mr. Winslow and Ms. Firmani, who are located in the United States and are eligible to receive medical, dental and/or vision insurance pursuant to COBRA, pay on their behalf the share of the monthly premiums for such coverage that it pays for active and similarly situated employees during the Severance Period.

If the severance benefits provided by the Separation Benefits Plan are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then such payments shall be reduced to avoid the imposition of such excise tax, provided, however, that such reduction shall only occur if the named executive officer’s reduced payments, in the aggregate, are greater than the aggregate payments to be received by the employee absent such reduction but with the imposition of the excise tax.

On March 20, 2026, we entered into an offer letter for continued employment with Mr. Winslow which sets forth his potential severance benefits. Under such offer letter, in the event Mr. Winslow’s employment is terminated without Cause or he resigns for Good Reason (as such terms are defined in the offer letter) more than three months prior to or more than 12 months following a Change in Control (as defined in the offer letter), he would be eligible to receive: (i) severance payments equal to 12 months of his base salary, (ii) a pro-rated target bonus for the year of termination, (iii) any unpaid bonus for the prior year, and (iv) Company-subsidized continuation coverage under the Company’s group health plans for up to 12 months. If such termination occurs within three months prior to or within 12 months following a Change in Control, he would instead be eligible to receive: (A) severance payments equal to 12 months of his base salary, (B) a pro-rated target bonus for the year of termination, (C) any unpaid bonus for the prior year, (D) Company-subsidized continuation coverage under the Company’s group health plans for up to 12 months, and (E) accelerated vesting of all outstanding equity awards (with any performance conditions deemed satisfied at the greater of target or actual performance, or as otherwise provided in the applicable award agreement).

Policies and Practices Related to the Grant of Certain Equity Awards

Our equity awards, including stock options, are granted in connection with our yearly compensation cycle and regularly scheduled meetings of the Compensation Committee. Typically, our practice is to make annual award grants at the beginning of each fiscal year. Our policy is to not grant stock options or similar awards in anticipation of the release of material non-public information and to not time the release of material non-public information based on equity award grant date, but some option grants may be granted close in time to the release of material non-public information to the extent those options are being granted upon hiring of new executive officers, as part of plans to make non-annual award grants to certain employees or in connection with annual grants being made as part of our director compensation policy. Our practices and policies with respect to the timing of equity award grants may change in the future. During 2025, we did not grant stock options to a named executive officer in the period beginning four business days before and ending one business day after the filing of a Form 10-Q or Form 10-K or the filing or furnishing of a Form 8-K that discloses material nonpublic information, and we did not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial and operational performances of the Company. The Compensation Committee did not consider the pay versus performance disclosure when making its compensation decisions for the year ended December 31, 2025. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our named executive officers.

Year	Summary Compensation Table Total for Dr. Schambye ($)(1)	Compensation Actually Paid to Dr. Schambye ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs Officer ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)(4)	Net Income/(Loss) ($in thousands)(5)
2025	1,299,792	2,127,916	708,983	976,736	$127.83	(209,839)
2024	1,429,550	1,228,832	759,671	714,306	$25.83	(21,439)
(1)
During fiscal years 2024 and 2025, the following individual served as “principal executive officer” during the time periods set forth below:

Name	Dates as PEO During Fiscal Years 2024 through 2025
Hans T. Schambye, M.D., Ph.D.	January 1, 2024 through December 31, 2025

The dollar amounts reported in these columns represent the amount of total compensation, as disclosed in the Summary Compensation Table for the applicable year, for our named executive officers. Please refer to “Executive Compensation—Summary Compensation Table” above.

(2)
The dollar amounts reported in these columns represent the amount of “compensation actually paid” to our principal executive officer (“PEO”) and the average “compensation actually paid” to our non-PEO named executive officers, as computed in accordance with Item 402(v) of Regulation S-K, for each covered fiscal year. In accordance with these rules, these amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to the PEOs or non-PEO named executive officers during the applicable fiscal year.
(3)
The dollar amounts reported in this column represent the average of the total compensation, as disclosed in the Summary Compensation Table for the applicable year, for our named executive officers as a group (excluding our PEOs), which includes: (i) for 2025, Ms. Firmani and Mr. Winslow and (ii) for 2024, Ms. Firmani, Mr. Freve, and Mr. Winslow.
(4)
Cumulative total stockholder return (“TSR”) is calculated by dividing the difference between our stock price at the end of the applicable measurement period and the beginning of the measurement period by our stock price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2023.
(5)
The dollar amounts reported represent the amount of net income (loss) reflected in our audited consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2025 and 2024.

	Dr. Schambye		Average Non-PEO NEOs
	2024 ($)	2025 ($)	2024 ($)	2025 ($)
Summary Compensation Table Total	$1,429,550	$1,299,792	$759,671	$708,983
Subtract, value of “Option Awards” reported in Summary Compensation Table	$(258,879)	$(73,677)	$(83,945)	$(24,709)
Add, year-end fair value of outstanding and unvested equity awards granted in the year	$213,730	$308,510	$71,657	$103,464
Add year-over-year change in fair value of outstanding and unvested equity awards granted in prior years	$(120,162)	$575,632	$(27,705)	$183,866
Add, fair value as of vesting date of equity awards granted and vested in the year	$10,829	-	$3,511	-
Add, change in fair value from last day of prior fiscal year to vesting date for equity awards granted in prior years that vested in the year	$(46,236)	$17,659	$(8,883)	$5,132
Compensation actually paid	$1,228,832	$2,127,916	$714,306	$976,736

Analysis of Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above. The following graphs display the compensation actually paid (“CAP”) to our named executive officers compared to our TSR and our net income (loss) for the years ended December 31, 2024 and 2025. While our TSR shows a strong correlation to CAP due to the significance of equity compensation as a component of our executive compensation program, there is no correlation between our net income (loss) and CAP. We do not consider net income (loss) as a performance measure for our executive compensation program and instead we evaluate operational metrics of the Company.

DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors during the year ended December 31, 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board of Directors in 2025 for their services as members of the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Carl Goldfischer, M.D.	121,332	3,590	124,922
Julianne Bruno(2)	8,594	—	8,594
Christopher Cain, Ph.D.(2)(3)	7,099	—	7,099
Jayson Dallas, M.D.	60,000	1,795	61,795
Peter Harwin(2)(3)	6,726	—	6,726
Amit D. Munshi	58,533	1,795	60,328
Anne Prener, M.D.(4)	40,530	3,595	44,125
David Shapiro, M.D.(4)	46,929	3,595	50,524
Amy Wechsler, M.D.(4)	42,663	3,595	46,258
(1)
These amounts reflect the aggregate grant date fair value of option awards granted in 2025 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to our consolidated financial statements included in our 2025 Annual Report. As of December 31, 2025, Dr. Goldfischer held options to purchase 7,200 shares of our common stock, Dr. Dallas held options to purchase 4,680 shares of our common stock, Mr. Munshi held options to purchase 7,247 shares of our common stock, Dr. Prener held options to purchase 3,120 shares of our common stock, Dr. Shapiro held options to purchase 4,560 shares of our common stock and Dr. Wechsler did not hold any options to purchase shares of our common stock.
(2)
Ms. Bruno, Dr. Cain and Mr. Harwin were appointed to the Board of Directors effective November 10, 2025.
(3)
Dr. Cain and Mr. Harwin were required to transfer, assign and pledge any cash consideration or similar payments that they received as a result of their services on our Board of Directors to Fairmount Funds Management LLC. Dr. Cain and Mr. Harwin are also required, to the extent that they elect to exercise any stock options, to transfer, assign and pledge the shares received to Fairmount Funds Management LLC.
(4)
Dr. Prener, Dr. Shapiro and Dr. Wechsler resigned from the Board of Directors effective November 10, 2025.

Under our director compensation program, we pay our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. The Chair of the Board of Directors and of each committee receive higher retainers for such service. Such fees are payable in arrears in four equal quarterly installments. The fees paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member are as follows:

	Member Annual Fee	Chair Annual Fee
Board of Directors	$40,000	$35,000
Financing Committee	$15,000	$10,000
Audit Committee	$10,000	$10,000
Compensation Committee	$7,500	$7,500
Nomination and Corporate Governance Committee	$5,000	$5,000

We reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors and any committee of our Board of Directors on which he or she serves.

Upon his or her initial election or appointment to our Board of Directors, each such non-employee director is granted an option to purchase 720 shares of our common stock under our 2020 Equity Incentive Plan. Each such option vest as to 2.778% of the shares of our common stock underlying such option at the end of each successive one-month period following the grant date until the third anniversary of the grant date, subject to the non-employee director’s continued service as a director.

Upon each date of our annual meeting of stockholders, each new and continuing non-employee directors is also granted an option to purchase 720 shares of our common stock under our 2020 Equity Incentive Plan. Each such option vests as to 8.333% of the shares of our common stock underlying such option at the end of each successive one-month period following the grant date until the one-year anniversary of the grant date, subject to the non-employee director’s continued service as a director. On each date of our annual meeting of stockholders, our Chair of the Board of Directors receives an option, with the same vesting terms as other non-employee directors, for 1,440 shares of our common stock instead of 720 shares of our common stock. All options issued to our non-employee directors under our director compensation program are issued with exercise prices equal to the fair market value of our shares of our common stock on the date of grant and become exercisable in full upon specified change in control events.

Effective as of March 20, 2026, our Board of Directors modified the equity award component of our non-employee director compensation policy to provide the following awards:

•
An initial grant, upon a director’s initial election or appointment to our Board of Directors, of stock options to purchase the lesser of (a) 40,000 shares of our common stock or (b) a number of shares of our common stock with a grant date value of $700,000 (determined based on the Black-Scholes value of an option to purchase common stock). Each such option will vest in equal monthly installments through the third anniversary of the date of grant, subject to the non-employee director’s continued service as a director.
•
An annual grant, on or around the date of each annual stockholders meeting, of stock options to purchase the lesser of (a) 20,000 shares of our common stock or (b) a number of shares of our common stock with a grant date value of $350,000 (determined based on the Black-Scholes value of an option to purchase common stock on the date of grant). Each such option will vest on the earlier of the next annual stockholder meeting or the first anniversary of the date of grant, subject to the non-employee director’s continued service as a director. A director is not entitled to receive such annual grant if the director has or will receive an initial stock option grant in the same calendar year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the amount of shares of our common stock beneficially owned, directly or indirectly, as of April 22, 2026, by (i) each current director of the Company, (ii) each named executive officer of the Company, (iii) all current directors and executive officers of the Company as a group, and (iv) each person, or group of affiliated persons, who is known to the Company to beneficially own more than five percent (5%) of the outstanding shares of common stock of the Company, as determined through filings with the SEC and the percentage of the common stock outstanding represented by each such amount. All shares of our common stock shown in the table reflect sole voting and investment power except as otherwise noted. This table is based on information supplied by our executive officers, directors and principal stockholders and Schedules 13D, 13G and other filings made with the SEC on or before April 22, 2026.

Beneficial ownership is determined by the rules of the SEC and includes voting or investment power of the securities. As of April 22, 2026, the Company had 60,303,212 shares of common stock outstanding. Shares subject to options that are currently exercisable or are exercisable within sixty days after April 22, 2026 are considered to be outstanding for purposes of computing the percentage ownership of the persons holding these options but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Beneficial ownership representing less than one percent of our outstanding shares of common stock is denoted with an “*.” Unless otherwise indicated, the address for each person listed below is c/o Damora Therapeutics, Inc., 221 Crescent Street, Building 23, Suite 105, Waltham, MA 02453.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5%+ Stockholders:
Fairmount Funds Management LLC(1)	12,889,493	19.99%
'Venrock Healthcare Capital Partners III, L.P.(2)	3,603,595	5.98%
Directors and Named Executive Officers:
Jennifer Jarrett	—	*
Lori Firmani(3)	12,321	*
Hans T. Schambye, M.D., Ph.D.(4)	69,597	*
Garrett Winslow(5)	20,201	*
Julianne Bruno(6)	137,032	*
Christopher Cain, Ph.D.	—	*
Peter Harwin	—	*
Michael Landsittel	—	*
Cameron Turtle, D.Phil	—	*
All current executive officers and directors as a group (11 persons)(7)	239,151	0.40%
(1)
This information is based on a Schedule 13D filed by Fairmount Funds Management LLC on February 11, 2026. Consists of (i) 5,809,000 shares of common stock directly held by Fairmount Healthcare Fund II L.P. ("Fund II"), (ii) 2,904,000 shares of Common Stock directly held by Fairmount Healthcare Co-Invest V L.P. ("Co-Invest"), (iii) approximately 2,454,000 shares issuable upon the conversion of approximately 2,454 shares of Series B Non-Voting Convertible Preferred Stock (the “Series B Preferred Stock”) directly held by Fund II, (iv) 1,148,000 shares issuable upon the conversion of 1,148 shares of Series C Non-Voting Convertible Preferred Stock held by Fund II, and (v) 574,000 shares issuable upon the conversion of 574 shares of Series C Non-Voting Convertible Preferred Stock directly held by Co-Invest. Excludes approximately 13,911,000 shares of Common Stock issuable upon conversion of approximately 13,911 shares of Series B Preferred Stock directly held by Fund II. The conversion of the shares of Series B Preferred Stock and Series C Preferred Stock is each subject to a beneficial ownership limitation for the holder, together with its affiliates, of 19.99% of the outstanding shares of Common Stock. The securities excluded reflect shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock in excess of such beneficial ownership limitations. At such time as Fairmount and its affiliates beneficially own 9.0% or less of the outstanding shares of Common Stock, the beneficial ownership limitations with respect to each of the Series B Preferred Stock and Series C Preferred Stock will automatically reduce to 9.99%. Fairmount Healthcare Fund II GP LLC is the general partner of Fund II. Fairmount Funds Management LLC (“Fairmount”) provides discretionary investment management services to qualified investors through its private pooled investment vehicles, including Fund II. Fairmount, as the investment manager, along with Fairmount Healthcare Fund II GP LLC, as the general partner, exercise shared voting and dispositive power over the shares held by Fund II. The address for the entities listed above is 200 Barr Harbor Drive, Suite 400, West Conshohocken, PA 19428.
(2)
This information is based on a Schedule 13D filed by Venrock Healthcare Capital Partners III, L.P. (“VHCP III”) on February 17, 2026. Consists of (i) 692,909 shares of common stock held by VHCP III, (ii) 69,331 shares of common stock held by VHCP

Co-Investment Holdings III, LLC (“VHCP Co-Investment III”), and (iii) 2,841,355 shares of common stock held by held by Venrock Healthcare Capital Partners EG, L.P. (“VHCP EG”). VHCP Management III is the general partner of VHCP III and the manager of VHCP Co-Investment III. VHCP Management EG is the general partner of VHCP EG. Messrs. Shah and Koh are the voting members of VHCP Management III and VHCP Management EG. The address for the entities listed above is 7 Bryant Park, 23rd Floor, New York, NY 10018.
(3)
Consists of (i) 931 shares of our common stock held by Ms. Firmani and (ii) 11,390 shares of our common stock issuable upon the exercise of options held by Ms. Firmani exercisable within 60 days of April 22, 2026.
(4)
Consists of (i) 6,002 shares of our common stock held by Dr. Schambye and (ii) 63,595 shares of our common stock issuable upon the exercise of options held by Dr. Schambye exercisable within 60 days of April 22, 2026.
(5)
Consists of (i) 1,854 shares of our common stock held by Mr. Winslow and (ii) 18,347 shares of our common stock issuable upon the exercise of options held by Mr. Winslow exercisable within 60 days after April 22, 2026.
(6)
Consists of 137,032 shares of our common stock held by Ms. Bruno.
(7)
See footnotes (3), (5) and (6) above. Also includes Becker Hewes, our Chief Medical Officer and Sherwin Sattarzadeh, our Chief Operating Officer.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents aggregate summary information as of December 31, 2025, regarding the shares of our common stock that may be issued upon the exercise of options and the vesting of restricted stock units under all of our existing equity compensation plans:

			(c)
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	670,840	$26.69	174,141
Equity compensation plans not approved by security holders(2)	312,535	32.00	7,687,465
Total	983,375	$26.69	7,861,606

(1)
Securities included in column (a) consist of options to purchase shares of our common stock issued under our 2020 Stock Option Plan and 2020 Equity Incentive Plan, and options to purchase shares of our common stock under the Damora Therapeutics, Inc. 2025 Equity Incentive Plan that were assumed by us in connection with the Asset Acquisition. Securities included in column (c) represent shares of our common stock available for future issuance under our 2020 Equity Incentive Plan (no further awards will be granted under the assumed Damora Therapeutics, Inc. 2025 Equity Incentive Plan). The 2020 Equity Incentive Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2020 Equity Incentive Plan to be added on the first day of each fiscal year, beginning in fiscal year 2021. The evergreen provides for an automatic increase in the number of shares available for issuance equal to 5% of the number of outstanding shares of our common stock on the immediately preceding December 31. This total does not reflect the automatic increase in the number of shares available for issuance under the 2020 Equity Incentive Plan that was effective on January 1, 2026 pursuant the evergreen provision. On February 9, 2026, the Company’s stockholders approved the 2026 Equity Incentive Plan and the 2026 Employee Stock Purchase Plan. Following approval of the 2026 Equity Incentive Plan, no further awards will be granted under the 2020 Equity Incentive Plan.
(2)
Represents our 2022 Inducement Plan (the “Inducement Plan”), which was adopted by our Board of Directors on November 17, 2022 and amended on December 13, 2025. Our Board of Directors adopted the Inducement Plan to enhance our ability to attract, retain and motivate persons who are expected to make important contributions to the Company by providing these individuals with equity ownership opportunities. The Inducement Plan was adopted by the Board of Directors without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4). As required under Nasdaq Listing Rule 5635(c)(4), awards under the Inducement Plan may only be made to a new employee where the award is a material inducement to the employee’s entering into employment with the Company or its subsidiaries. The Inducement Plan provides for the grant of equity-based awards in the form of non-qualified stock options, stock appreciation rights, restricted stock, RSUs and other stock or cash-based awards. A total of 8,000,000 shares of our common stock have been reserved for issuance under the Inducement Plan, and as of April 22, 2026, no shares have been issued under the Inducement Plan. If an award under the Inducement Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, any unused shares subject to the award will again be available for new grants under the Inducement Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

Other than the relationships and transactions described below, since January 1, 2024, there was no transaction or series of transactions to which we were or will be a party in which:

•
the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets at year-end for the last two completed fiscal years; and
•
any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Asset Purchase Agreement with Bridge Medicines

In October 2024, we entered into the Bridge Purchase Agreement with Bridge Medicines, pursuant to which we acquired global rights to Bridge Medicines’ BRM-1420 program, a novel dual ENL-YEATS and FMS-like tyrosine kinase 3 (FLT3) inhibitor for multiple genetic subsets of acute myeloid leukemia, and assumed certain of Bridge Medicines’ liabilities associated with the acquired assets. Pursuant to the Bridge Purchase Agreement, as consideration to Bridge Medicines for the Asset Purchase, we issued to Bridge Medicines 62,594 shares of common stock and 160.562 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into 1,000 shares of common stock at the election of the holder of such Preferred Stock. Carl Goldfischer, former Chair of our Board of Directors was also Executive Chairman of Bridge Medicines. Two of our stockholders at the time of the transaction, Bay City Capital Fund V, L.P. and Bay City Capital Fund V Co-Investment Fund, L.P., were affiliated with Dr. Goldfischer and were also stockholders of Bridge Medicines.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our Company or that person’s status as a member of our Board of Directors, to the maximum extent allowed under Delaware law.

Policies and Procedures for Related Person Transactions

We adopted a written related party transactions policy requiring that transactions with directors, officers and holders of 5% or more of our voting securities and their affiliates, each a related party, be approved by our audit committee. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. Our audit committee charter provides that the audit committee shall review and approve any related party transactions.

AUDIT COMMITTEE REPORT

Report of the Audit Committee of the Board of Directors

This report is submitted by the Audit Committee. At the time of approval of this report, the Audit Committee consisted of the four directors whose names appear below. None of the members of the Audit Committee is an officer or employee of the Company, and the Board of Directors has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable rules of Nasdaq. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board of Directors previously designated Dr. Goldfischer as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee’s general role is to assist the Board of Directors in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed the Company’s financial statements for the fiscal year ended December 31, 2025 and met with management, as well as with representatives of EY Godkendt Revisionspartnerselskab, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025, to discuss the consolidated financial statements. The Audit Committee also discussed with members of EY Godkendt Revisionspartnerselskab the matters required to be discussed by the Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

In addition, the Audit Committee received the written disclosures and the letter from EY Godkendt Revisionspartnerselskab required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with members of EY Godkendt Revisionspartnerselskab its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025 be included in its Annual Report on Form 10-K for the year ended December 31, 2025.

The information contained in this Audit Committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Exchange Act or the Securities Act, unless and only to the extent that the Company specifically incorporates it by reference.

Respectfully submitted by the
Audit Committee,

Julianne Bruno
Carl Goldfischer, M.D.*
Jayson Dallas, M.D.* Amit D. Munshi*

*Resigned from the Board of Directors, effective March 23, 2026

PROPOSAL 2: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

Our Board of Directors is asking you to approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement. This item, which is provided pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is commonly referred to as a “say-on-pay” resolution.

This say-on-pay proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices described in this Proxy Statement. Please read the “Executive Compensation” section and the compensation tables and narrative disclosure that follow for information about our executive compensation program, including details of our 2025 compensation for our named executive officers. Our Compensation Committee believes that these policies and practices are effective in implementing our compensation philosophy and achieving our compensation program goals.

As an advisory vote, the outcome of the vote on this proposal is not binding. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of this vote when making future executive compensation decisions. We are required to hold a say-on-pay vote at least once every three years, and, subject to the vote outcome on Proposal 3, we have determined to hold a say-on-pay vote every year. Unless our Board modifies its policy on the frequency of holding say-on-pay votes, the next say-on-pay vote will occur at our 2027 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR

THE APPROVAL, ON ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE APPROVAL OF PROPOSAL 2 UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

(PROPOSAL 2 ON YOUR PROXY CARD)

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the frequency of future advisory votes on executive compensation. Stockholders may specify whether they prefer such votes to occur every one year, two years or three years, or they may abstain from voting. Stockholders are not voting to approve the Board’s recommendation.

After careful consideration, our Board recommends that future advisory votes on executive compensation occur every year (annually). We believe that an annual advisory vote on executive compensation is the most appropriate option for us at this time because it will allow our stockholders to provide more frequent and direct input on our compensation policies and practices, and the resulting compensation for our named executive officers. The Board also believes an annual advisory vote on executive compensation promotes corporate transparency and accountability for the Compensation Committee.

This advisory resolution is non-binding on our Board. The Board will consider the voting results in determining the frequency of future advisory votes, and expects to be guided by the alternative that receives the greatest number of votes, even if that alternative does not receive a majority vote. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

We are required to hold a vote on the frequency of future advisory votes on executive compensation at least once every six years, and the next such vote is expected to occur at our 2032 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR ONE YEAR

ON the frequency of future advisory votes to approve the compensation paid to our named executive officers

PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR ONE YEAR” FOR PROPOSAL 3 UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

(PROPOSAL 3 ON YOUR PROXY CARD)

PROPOSAL 4: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Ernst & Young LLP, independent registered public accounting firm, has been selected by the Audit Committee as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026. EY Godkendt Revisionspartnerselskab served as the independent registered public accounting firm for the Company since 2019 until the Audit Committee selected Ernst & Young LLP as the independent registered public accounting firm for the Company on April 17, 2026. A representative of Ernst & Young LLP is expected to virtually attend the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. The Company requests such ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but still may retain this firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees incurred by EY Godkendt Revisionspartnerselskab for the fiscal years ended December 31, 2025 and 2024:

	2025	2024
Audit Fees(1)	$1,234,231	$536,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	3,587	9,977
Total Fees for Services Provided	$1,237,818	$545,977
(1)
“Audit Fees” consists of fees for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statement and other professional services provided in connection with regulatory filings.
(2)
“All Other Fees” consists of fees related to advice on jurisdiction-specific equity grants under the Company’s 2020 Equity Incentive Plan. All such fees were approved by the Audit Committee. These fees were paid in Danish Krone and converted to U.S. dollar using an average exchange rate of 6.6210:1 for 2025 and 6.8906:1 for 2024.

Pre-Approval Policies and Procedures

The Company’s Audit Committee has adopted procedures requiring the pre-approval of all non-audit services performed by the Company’s independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services and the cost for such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

A standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid for such services and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations may include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

Recent Changes in Independent Registered Public Accounting Firm

Dismissal of EY Godkendt Revisionspartnerselskab

As previously reported in a Current Report on Form 8-K filed with the SEC on April 20, 2026 (the “Current Report”), the Audit Committee dismissed EY Godkendt Revisionspartnerselskab as the Company’s independent registered public accounting firm, effective as of April 17, 2026.

The reports of EY Godkendt Revisionspartnerselskab on the consolidated financial statements of the Company for the fiscal years ended December 31, 2025 and 2024 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report for the fiscal year ended December 31, 2024 contained an explanatory paragraph related to the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2025 and 2024 and the subsequent interim period from January 1, 2026 to April 17, 2026, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with EY Godkendt Revisionspartnerselskab on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EY Godkendt Revisionspartnerselskab , would have caused it to make reference to the subject matter of the disagreement in connection with its report and (ii) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided EY Godkendt Revisionspartnerselskab with a copy of the disclosures made in the Current Report and requested EY Godkendt Revisionspartnerselskab to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of EY Godkendt Revisionspartnerselskab’s letter to the SEC dated April 17, 2026 is filed as Exhibit 16.1 to the Current Report.

Appointment of Ernst & Young LLP

The Audit Committee engaged Ernst & Young LLP as the Company’s independent registered public accounting firm, effective as of April 17, 2026.

During the Company’s two most recent fiscal years ended December 31, 2025 and 2024 and the subsequent interim period from January 1, 2026 to April 17, 2026, neither the Company nor anyone on its behalf consulted Ernst & Young LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR

THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE APPROVAL OF PROPOSAL 4 UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

(PROPOSAL 4 ON YOUR PROXY CARD)

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We are committed to high standards of integrity and ethics in the way we conduct our business. In 2020, our Board of Directors adopted a Code of Business Conduct and Ethics, which applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including the preparation and maintenance of our financial and accounting information, our compliance with laws, and possible conflicts of interest.

Under our Code of Business Conduct and Ethics, each of our directors and employees is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigations of complaints relating to accounting or audit matters. These procedures have been adopted by the Board of Directors and are administered by our Audit Committee.

A current copy of our Code of Business Conduct and Ethics is posted on our website at https://ir.damoratx.com/corporate-governance/governance-documents. If we make any substantive amendments to, or grant any waivers from, the Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Insider Trading Policy and Policy on Hedging

We have an insider trading policy that, among other things, governs the buying and selling of our securities by all of our personnel, including directors, officers, employees, designated consultants and contractors and certain other covered persons. Our policy is designed to prevent violations of insider trading laws by our personnel and to avoid even the appearance of improper conduct in this regard by our personnel. The policy prohibits covered persons from purchasing, selling, or otherwise disposing of our securities while in possession of material non-public information (except in limited circumstances, such as pursuant to a previously established trading plan). In addition, the policy generally prohibits all employees (including executives and directors) from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities, including selling our securities “short” at any time. In addition, unless the transaction has been approved by our Audit Committee, all of our directors, executive officers and employees may not (1) pledge our stock as collateral for a loan, (2) buy or sell puts, calls or similar instruments on our securities or (3) engage in any other hedging transactions with respect to our securities. The policy sets forth the procedures covered persons must follow before transacting in our securities, including pre-clearance by our General Counsel of all transactions by executive officers, directors, and certain other covered persons, as well as members of their households. Although we have not adopted an insider trading policy governing the purchase, sale, and/or other disposition of our securities by the Company, as part of the oversight of risk, the Board of Directors, or one or more of its committees, approves any transaction, plan or arrangement by or with the Company with respect to our securities on a case-by-case basis, and as part of their procedures to review and approve any such transaction, plan or arrangement, the Board of Directors or committee consults with legal counsel to confirm compliance with applicable insider trading laws, rules and regulations, and listing standards. A copy of the insider trading policy is filed as Exhibit 19.1 to our 2025 Annual Report.

Compensation Recovery Policy

Our Board of Directors adopted a Compensation Recovery Policy effective as of November 16, 2023 (the “Compensation Recovery Policy”), in compliance with the Nasdaq listing rules, which requires recovery from executive officers of incentive-based compensation that is earned, granted or vested based on the achievement of a financial reporting measure in the event of a required accounting restatement of previously issued financial statements. The recoverable compensation includes any compensation received after the effective date of the Compensation Recovery Policy and in the three-year fiscal period preceding the date we were required to prepare the accounting restatement that is in excess of the amount that would have been earned, paid or vested had it been calculated based on the restated financial statements. Recovery is required regardless of fault or a covered officer’s role in the financial reporting process. The Compensation Recovery Policy has been filed as Exhibit 97 to our most recent Annual Report on Form 10-K. At no time during or after the year ended December 31, 2025, were we required to prepare an accounting restatement that required recovery of erroneously awarded compensation pursuant to the Compensation Recovery Policy, nor was there, on December 31, 2025, an outstanding balance of erroneously awarded compensation to be recovered from the application of the policy to a prior restatement.

STOCKHOLDER PROPOSALS

Stockholder Proposals

Our By-laws establish an advance notice procedure for stockholders who wish to nominate a person for election to our Board of Directors or present a proposal to be considered at an annual meeting of stockholders, but who do not intend for the nomination or proposal to be included in our proxy statement. To make a nomination or proposal, the stockholder must be of record at the time the notice is made, must be entitled to vote at the annual meeting of stockholders, must be present (in person or by proxy) at the annual meeting of stockholders, and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act) and certain additional information. The stockholder must deliver timely written notice by mailing any nomination or proposal to: Corporate Secretary, Damora Therapeutics, Inc., 221 Crescent Street, Building 23, Suite 105, Waltham, MA 02453.

To be timely for our 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”), our corporate secretary must receive the written notice at our principal executive offices:

•
not earlier than the close of business on February 17, 2027; and
•
not later than the close of business on March 19, 2027.

In the event that we hold our 2027 Annual Meeting more than 30 days before or more than 60 days after the first anniversary of the date of our Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no later than the close of business on the later of the following two dates:

•
the 90th day prior to our 2027 Annual Meeting; or
•
the 10th day following the day on which public announcement of the date of our 2027 Annual Meeting is first made.

Our By-laws specify the requirements as to form and content of all stockholders’ notices with respect to nominations of director candidates and proposals for other business. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting. Any stockholder wishing to make a nomination must also include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the Proxy Statement and to serve as a director if elected, and such information as we might reasonably require to determine the eligibility of the person to serve as a director.

As to proposals for other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action.

In addition to the requirements set forth above, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice by the same deadline noted herein to submit a notice of nomination at an annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b) under the Securities Exchange Act of 1934.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with the procedures prescribed in Rule 14a-8 under the Exchange Act. Our corporate secretary must receive stockholder proposals intended to be included in our proxy statement and form of proxy relating to our 2027 Annual Meeting made under Rule 14a-8 no later than December 30, 2026, unless the date of the 2027 Annual Meeting is held more than 30 days before or after June 17, 2027, in which case the proposal must be received a reasonable time before we begin to print and send proxy materials for the 2027 Annual Meeting.

Any proposal of business or nomination should be mailed to: Corporate Secretary, Damora Therapeutics, Inc., 221 Crescent Street, Building 23, Suite 105, Waltham, MA 02453.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that the Company files at the SEC’s public reference room at the following location: 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-732-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may also read and copy any document the Company files with the SEC on our website at www.damoratx.com under the “Investors” menu.

You should rely on the information contained in this document to vote your shares at the Annual Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 29, 2026. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us is available on the SEC’s website, http://www.sec.gov.

We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our 2025 Annual Report. Requests for such copies should be addressed to:

Damora Therapeutics, Inc. 221 Crescent Street Building 23, Suite 105
Waltham, MA 02453
Attention: Garrett Winslow
(781) 281-9020

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. This request may be submitted by contacting Damora Therapeutics, Inc., 221 Crescent Street, Building 23, Suite 105, Waltham, MA 02453, Attention: Garrett Winslow; (781) 281-9020. The Company will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Corporate Secretary using the above contact information if he or she would like to receive separate proxy statements, notice of internet availability and annual reports in the future. If you are receiving multiple copies of our annual reports, notice of internet availability and proxy statements, you may request householding in the future by contacting our Corporate Secretary.

OTHER BUSINESS

The Board of Directors knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable.

Company logo DAMORA THERAPEUTICS, INC. 221 CRESCENT ST. BUILDING 23, SUITE 105 WALTHAM, MA 02453 ATTN: GARRETT WINSLOW SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/DMRA2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V94354-P51719 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY DAMORA THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following nominees: 1. Election of Class III director nominees to serve until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified. Nominees: 01) Michael Landsittel 02) Cameron Turtle, D. Phil. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR Proposals 2 and 4 and every "1 YEAR" on Proposal 3: 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers; 3. To conduct an advisory vote to determine the frequency of future advisory votes on the compensation of the Company’s named executive officers; 4. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026. NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof. For Against Abstain 1 Year 2 Years 3 Years Abstain For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com. V94355-P51719 DAMORA THERAPEUTICS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS June 17, 2026 9:00 AM Eastern Time The stockholder(s) hereby appoint(s) Jennifer Jarrett and Sherwin Sattarzadeh, or either of them, as proxies, each with the power to appoint her or his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Damora Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:00 a.m. Eastern Time on Wednesday, June 17, 2026, at www.virtualshareholdermeeting.com/DMRA2026, and any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IN THE EVENT THAT ANY OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS CARD ARE UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE, THE SHARES REPRESENTED BY THIS PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side